Exhibit 10.1

SERVICES AGREEMENT

BETWEEN:

TMC The Metals Company Inc.

(“Company”)

and

Steve Jurvetson

(“Contractor”)

WHEREAS the Company wishes to engage the Contractor to provide certain advisory services for the Company;

AND WHEREAS the Contractor wishes to supply these services to the Company on and subject to the terms and conditions provided for in this Services Agreement (the “Agreement”);

NOW THEREFORE, in consideration of the foregoing, the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	SERVICES TO BE PROVIDED

1.1	Subject to the terms and conditions of this Agreement, the Company hereby retains the Contractor to provide the Company with the services listed and identified in a Schedule A (the “Services”). The Contractor acknowledges, that the description of Services in Schedule A may be amended or further detailed, by mutual agreement of the parties. In performing the Services, the Contractor shall obtain instructions from the Company’s Chief Executive Officer or such other person(s) as the Company may designate from time to time.

1.2	The Contractor agrees to perform the Services and will deliver the Services diligently, in a timely fashion, and with all due skill.

1.3	The Contractor agrees and confirms that none of the Services shall be performed by any third party without the express written consent of the Company.

2.	TERM AND TERMINATION

2.1	Subject to Section 2.2 below, this Agreement is for a term commencing on the date of April 9, 2024, and continuing until April 9, 2029 (the “Term”).

2.2	Notwithstanding the Term, this Agreement may be terminated at any time prior to the end of the Term, in the following circumstances:

(i)	by the Company, at any time and for any reason, upon giving the other party seven (30) days days advance notice of termination, in writing; or

(ii)	by the Contractor, at any time and for any reason, upon giving the Company thirty (30) days notice of termination, in writing.

2.3	In the event either party provides the other with notice of termination pursuant to Section 2.2 above, the party receiving said notice will have the option of waiving the notice, in whole or in part. In such circumstances, this Agreement would terminate as of the effective date of said waiver.

2.4	The Contractor acknowledges that all items of any and every nature or kind created or used by the Contractor in the course of providing the Services, or furnished by the Company to the Contractor, and all equipment, books, records, reports, files, manuals, literature, Confidential Information (as defined in Section 5.2 below) or other materials and any copies thereof, created by or used by the Contractor or furnished by the Company (collectively, “Work Product”) shall remain and be considered the sole and exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly on the termination or expiry of the Agreement irrespective of the time, manner or cause of the termination or upon the request of the Company. To the extent not already held by the Company, the Contractor hereby assigns all right, title and interest to such Work Product to the Company and hereby waives any moral rights vested therein, in favor of the Company, its successors and permitted assigns.

3.	FEE FOR SERVICES

3.1	As compensation for the Services to be rendered by Contractor under this Agreement, the Company agrees to pay the Contractor the fees set forth on Schedule B for all hours of Services. Such fees are not inclusive of applicable sales taxes or harmonized sales taxes which may be added to the fees subject to applicable taxation regulation.

3.2	The Company will reimburse the Contractor for accommodation, travel, meal expenses and other cost incurred in connection with rendering the Services, provided that bearing of the costs has been pre-approved or subsequently approved by the Company.

3.3	The compensation provided for in this Section 3 shall be the sole form of compensation provided to the Contractor by the Company and the Contractor waives any right to additional fees or any other form of compensation whatsoever from the Company in respect of the Services rendered or in his capacity as a Director of the Company.

4.	STATUS

4.1	The Contractor is an independent contractor and shall not be or be deemed to be an employee of the Company. For providing the Services, the Contractor shall not be entitled to any remuneration, rights or benefits other than as specifically set forth in this Agreement. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

4.2	As an independent contractor, Contractor shall be free to exercise discretion and independent judgment in performing the Services. The Contractor shall not commit or obligate the Company in any way to other parties, except as may be specifically consented to by the Company, in writing.

4.3	In view of the Contractor’s status as an independent contractor, the Company shall not be making any pension plan, employment insurance or income tax related contributions or deductions from the amounts due to the Contractor under this Agreement. The Contractor shall be liable for the payment of all income taxes and all other taxes, assessments or remittances (including but not limited to taxes, assessments or remittances for sales taxes, health tax, employment insurance, pension plan and/or workers’ compensation coverage payable on amounts paid by the Company to the Contractor under the terms of this Agreement or otherwise. The Contractor further agrees to save harmless and indemnify the Company from and against all claims, charges, taxes, interest or penalties and demands which may be made by any governmental authority or any other person, agency, authority or entity, against the Company with respect to payment of said taxes, assessments or other remittances. However, the fees may be subject to applicable sales tax, e.g. VAT, which will then be added to the fees, cf. clause 4.3. The foregoing obligations shall continue beyond the termination of this Agreement and shall be binding upon the heirs, executors, administrators and other legal representatives of the Contractor.

4.4	In the event that any taxing authority, for whatever reason, seeks from the Company any employment insurance contributions, pension plan contributions, income taxes or workers' compensation payments, the Contractor agrees to indemnify the Company and any of its directors, officers and employees, for the full amount of any such contributions or payments (including any applicable interest and penalties thereon) that may arise. The Contractor further agrees that the Company may set off an equal amount of such contributions or payments (including any applicable interest and penalties thereon) against any fees and expenses payable to the Contractor under this Agreement.

5.	Contractor’s Representations and Obligations.

5.1	The Contractor shall be free to devote such portion of the Contractor's time, energy, effort and skill as the Contractor sees fit, and to perform the Contractor's duties when and where the Contractor sees fit, so long as the Contractor performs the Services set out in this Agreement in a timely fashion. The duties and responsibilities associated with the Services provided by the Contractor shall include the following:

(i)	The Contractor shall perform the Services in a professional manner in accordance with generally accepted methods, standards and practices associated with the nature of Services required to be performed hereunder;

(ii)	The Contractor shall abide by all Company policies and procedures. The Company shall make information hereon available to the Contractor in writing.

(iii)	In performing the Services, the Contractor shall observe and obey all applicable laws, rules and standards imposed by any government or any other duly constituted authority having jurisdiction with respect to the Services or the parties to this Agreement;

(iv)	The Contractor shall at all times during performance of the Services co-operate with employees and other Contractors of the Company; and,

(v)	The Contractor shall observe and comply with all safety and security regulations required by law and any others as are communicated to the Contractor by the Company from time to time.

5.2	The Contractor acknowledges that, during the course of providing the Services to the Company, both will acquire information about certain matters and things which are confidential or secret to the Company, which information is the exclusive property of the Company (the “Confidential Information”). Except in the normal and proper course of the provision of the Services hereunder, the Contractor will (a) keep in strictest confidence and trust the Company’s confidential and proprietary information; and (b) not use for the Contractor’s own account or disclose to anyone else, during or after the termination of this Agreement with the Company, any confidential or proprietary information or material relating to the Company's operations or business which the Contractor obtains from the Company or its officers, agents or employees or otherwise by virtue of the Contractor’s relationship with the Company.

5.3	In recognition of the nature of the Services to be provided by the Contractor, and the access the Contractor will have to the Company’s Confidential Information, the Contractor hereby confirms that, during the Term of this Agreement and for a period of one (1) year following the expiry or termination of this Agreement it shall not, directly or indirectly:

(i)	own, manage, engage in, operate, join, control, franchise, license, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any direct competitor of the Company’s polymetallic nodule exploration, exploitation and processing business, whether in corporate, proprietorship or partnership form or otherwise, anywhere in the world;

(ii)	for the purpose of doing business that is the same as or competitive with the business being carried on by the Company, call upon, solicit, attempt to solicit, canvass or otherwise interfere with the Company's relationship with any current customers or suppliers of the Company’s business;

(iii)	influence or try to influence any employee of or Contractor to the Company to resign her or her employment or engagement with the Company; or

(iv)	criticize, denigrate, or otherwise disparage the Company, its owners or any of their and its respective officers, directors or employees.

5.4	The Contractor will, however, not be in violation of Section 5.3(a) by virtue of the Contractor holding, strictly for portfolio purposes and as a passive investor, no more than two percent (2%) of the issued and outstanding shares of or any other interest in, any body corporate which is listed on any recognized stock exchange, the business of which body corporate is in competition, in whole or in part, with the Company.

5.5	Except as set out in section 5.3, the relationship between the Contractor and the Company is a non-exclusive relationship and the Contractor is entitled to provide services to organizations or individuals other than the Company, provided that the Contractor, in providing services to other organizations or individuals, does not breach the provisions of this Agreement or put itself into a conflict of interest. The Contractor agrees to advise the Company in writing immediately upon learning of any potential conflict of interest.

6.	GENERAL

6.1	This Agreement constitutes the entire agreement between the Company and the Contractor pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Company and the Contractor.

6.2	If any provision of this Agreement is found to be in violation of public policy, illegal or is otherwise determined to be unenforceable by a court of competent jurisdiction, such a finding will not invalidate or otherwise impact the enforceability of any other provisions of this Agreement.

6.3	The Contractor undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the breach by the Contractor of any of the provisions of this Agreement.

6.4	All notices, requests, demands and other communication shall be in writing to the email addresses set forth below and shall be deemed to have been given and received on the day sent by email on a business day, if sent prior to 4:30 pm eastern standard time and otherwise on the next business day following the day it was sent by email:

The Metals Company Inc.	Contractor

Attention: Gerard Barron	Attention: Steve Jurvetson

Email: [***]	Email: [***]

6.5	The Contractor shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other Party may reasonably require for the purposes of giving effect to this Agreement.

6.6	It is understood that the Services provided hereunder are personal to the Contractor. Therefore, the Contractor may not assign, transfer or sell its rights under this Agreement or delegate its duties hereunder without the Company’s prior written consent. The Company may assign this Agreement to any related or associated entity without consent of the Consultant.

6.7	Any modification to this Agreement must be in writing and signed by both the Company and the Contractor or it shall have no effect and shall be void.

6.8	This Agreement shall be construed in accordance with the laws of the Province of British Colombia and the federal laws of Canada applicable therein.

6.9	The Company and the Contractor each acknowledge that they have been provided with the opportunity to consult legal counsel regarding the content of this Agreement, and the impact it could have on their legal rights, and that they each voluntarily agree to enter into and be bound by the provisions of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the dates set out below.

TMC The Metals Company

April 9, 2024	By:	/s/ Gerard Barron
Date		Name: Gerard Barron
Title: Chief Executive Officer

Contractor

April 9, 2024	/s/ Steve Jurvetson
Date	Name: Steve Jurvetson

SCHEDULE A

SERVICES

Description of Services (the “Services):

Contractor shall provide strategic support and guidance to the Company, the CEO & Chairman and Board.

SCHEDULE B

FEES

Fees: In consideration of performance of the Services during the Term, the Company shall pay the Contractor the following compensation:

●	3,440,000 options, which shall vest in 33% per year over three years with a term of 7 years and a strike price per the RSU Agreement attached hereto as Schedule C.

SCHEDULE B

TMC the metals company Inc.

Stock Option Grant Notice

Stock Option Grant under the Company’s

2021 Equity Incentive Plan

1.	Name and Address of Participant:

Steve Jurvetson
[***]

2.	Date of Option Grant: April 9, 2024

3.	Type of Grant: Non-Qualified Stock Option

4.	Maximum Number of Shares for which this Option is exercisable:

3,440,000

5.	Exercise (purchase) price per share:

$1.71

6.	Option Expiration Date:

Seven years from Grant Date

7.            Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

1/3 vesting on first anniversary of Grant Date

1/3 vesting on second anniversary of Grant Date

1/3 vesting on third anniversary of Grant Date

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s 2021 Equity Incentive Plan and the terms of this Option Grant as set forth above.

TMC the metals company Inc.

By:	/s/ Craig Shesky
Name: Craig Shesky
Title: Chief Financial Officer

/s/Steve Jurvetson
Participant

TMC the metals company Inc.

STOCK OPTION AGREEMENT - INCORPORATED TERMS AND CONDITIONS

AGREEMENT (this “Agreement”) made as of the date of grant set forth in the Stock Option Grant Notice by and between TMC the metals company Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its Class A common stock, $0.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2021 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

GRANT OF OPTION. The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

EXERCISE PRICE. The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Paragraph 10 of the Plan.

EXERCISABILITY OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.

TERM OF OPTION. This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice and, if this Option is designated in the Stock Option Grant Notice as an ISO and the Participant owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, such date may not be more than five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

If this Option is designated in the Stock Option Grant Notice as an ISO and the Participant ceases to be an Employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or Consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Participant is no longer providing services to the Company. In such case, this Option shall automatically convert and be deemed a Non-Qualified Option as of the date that is three months from termination of the Participant's employment and this Option shall continue on the same terms and conditions set forth herein until such Participant is no longer providing service to the Company or an Affiliate.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

2

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 10 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

PARTIAL EXERCISE. Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

NON-ASSIGNABILITY. The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. If this Option is a Non-Qualified Option then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

3

NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

ADJUSTMENTS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

TAXES. The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and (iv) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

If this Option is designated in the Stock Option Grant Notice as a Non-Qualified Option or if the Option is an ISO and is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

4

PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

RESTRICTIONS ON TRANSFER OF SHARES.

The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with FINRA rules or similar rules thereto promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

5

The Participant acknowledges and agrees that neither the Company, its stockholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

NO OBLIGATION TO MAINTAIN RELATIONSHIP. The Participant acknowledges that: (i) the Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

IF OPTION IS INTENDED TO BE AN ISO. If this Option is designated in the Stock Option Grant Notice as an ISO so that the Participant (or the Participant’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code then any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. The Participant should consult with the Participant’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

Notwithstanding the foregoing, to the extent that the Option is designated in the Stock Option Grant Notice as an ISO and is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate Fair Market Value (determined as of the Date of Option Grant) of any of the Shares with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Option representing such excess value shall be treated as a Non-Qualified Option and the Participant shall be deemed to have taxable income measured by the difference between the then Fair Market Value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.

Neither the Company nor any Affiliate shall have any liability to the Participant, or any other party, if the Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Administrator, including without limitation the conversion of an ISO to a Non-Qualified Option.

6

NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION OF AN ISO. If this Option is designated in the Stock Option Grant Notice as an ISO then the Participant agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the ISO or (b) one year after the date the Participant acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Participant has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

[ADDRESS

Attention:  ]

If to the Participant at the address set forth on the Stock Option Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Connecticut and agree that such litigation shall be conducted in the state courts of Connecticut or the federal courts of the United States for the District of Connecticut.

BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

ENTIRE AGREEMENT. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (with the exception of acceleration of vesting provisions contained in any other agreement with the Company). No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement. Notwithstanding the foregoing in all events, this Agreement shall be subject to and governed by the Plan.

MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

7

WAIVERS AND CONSENTS. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

DATA PRIVACY. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information, and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

8

NOTICE OF EXERCISE OF STOCK OPTION

Form for Shares registered in the United States

To:      TMC the metals company Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares (the “Shares”) of the Class A common stock, $0.0001 par value, of TMC the metals company Inc. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated _______________, 202_.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

_________________________________________

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship,

at the following address:

2

My mailing address for stockholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

3